Exhibit 99.1

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
JoAnn DeGrande	Valerie O’Neil
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com
Starbucks Reports Record Quarterly Earnings
Q1 FY10 Comparable Store Sales Grow 4 Percent
EPS of $0.32 vs. $0.09 in Q1 FY09
Company Raises Outlook
SEATTLE; January 20, 2010 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its fiscal first quarter ended December 27, 2009 and updated FY10 targets.
Fiscal First Quarter 2010 Highlights:
•	Consolidated net revenues increased 4% to $2.7 billion
•	Comparable store sales increased 4% driven by 1% increase in traffic and a 4% increase in average ticket
•	Consolidated operating margin improved 850 basis points to 13.0%; Non-GAAP operating margin expanded 620 basis points to 13.6%
•	U.S. operating margin significantly improved to 17.3% from 5.8% in Q1 FY09; U.S. Non-GAAP operating margin increased to 17.7% from 8.6% in the prior-year period

•	International operating margin expanded to 7.4% from 2.6% in Q1 FY09; International Non-GAAP operating margin increased to 9.1% from 3.0% in the prior-year period
•	EPS increased to $0.32 compared to $0.09 in Q1 FY09; Non-GAAP EPS was $0.33 compared to $0.15 in Q1 FY09
“Continued innovation, the successful enhancement of the customer experience and a transformed, more-efficient cost structure have brought Starbucks to a significant milestone—a return to profitable growth,” said Howard Schultz, chairman, president and ceo. “And while we are encouraged by our recent progress, we are aware of the profound economic uncertainty that exists in the world. We recognize we must continue to improve, continue to innovate and continue to maintain our laser focus on serving customers and strengthening our connection to them. We also recognize that we must now apply the same rigor that enabled us to transform our U.S. business to our international operations in order to take full advantage of the significant growth opportunities in multiple channels that exist around the world,” added Schultz.
“Solid comparable store sales growth, combined with our continuing focus on controlling operating costs, drove significant operating margin improvement in both our U.S. and International business segments,” commented Troy Alstead, executive vice president and cfo. “Looking ahead, the financial disciplines we sharpened last year and the encouraging first quarter trends position us to grow revenues, operating margin and earnings despite a still very challenging global consumer environment. As a result, we are increasing our non-GAAP EPS outlook for fiscal year 2010 to a range of $1.05 to $1.08.”
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First Quarter Fiscal 2010 Summary

	13 Weeks Ended
	27-Dec-09	28-Dec-08	Change
GAAP EPS	$0.32	$0.09	256%
Adjustments[1]	$0.01	$0.06	-83%
Non-GAAP EPS	$0.33	$0.15	120%

[1]	See the Reconciliation of Selected GAAP Measures to Non-GAAP Measures at the end of this document for further detail.

	13 Weeks Ended
($ in millions)	27-Dec-09	28-Dec-08	Change
Revenues	$2,722.7	$2,615.2	4%
GAAP Operating Income	$352.6	$117.7	200%
GAAP Operating Margin	13.0%	4.5%	850	bps
Non-GAAP Operating Income	$370.9	$193.2	92%
Non-GAAP Operating Margin	13.6%	7.4%	620	bps
Comparable Store Sales Growth	4%	-9%
Consolidated net revenues for Q1 FY10 were $2.7 billion, compared to $2.6 billion in Q1 FY09. The higher revenues were attributable to a 4% increase in comparable stores sales and the impact of foreign currency translation related to the weakening of the U.S. dollar, most notably against the Canadian dollar. A smaller store base and a decline in specialty revenues partially offset these increases.
Non-GAAP Q1 FY10 operating income totaled $370.9 million, representing a non-GAAP operating margin expansion of 620 basis points to 13.6%. This improvement was driven mainly by lower cost of sales including occupancy costs related to operational initiatives, which resulted in lower product costs and reduced store waste, and to lower commodity costs in the U.S. Also contributing to the margin expansion were lower store operating expenses resulting from initiatives focused on in-store labor efficiencies and the impact of the closure of underperforming company-operated stores. These improvements were partially offset by higher general and administrative expenses due in part to higher performance-based compensation expenses in the quarter.
Restructuring Charges
Restructuring charges of $18.3 million for the quarter were due to lease exit and other costs associated with the closure of company-operated stores. These closures are part of the company’s previously-announced global store portfolio rationalization, most of which was completed in fiscal 2009. Most of the remaining store closures are in the International segment, and are expected to be completed by the end of fiscal 2010, with related lease exit costs expected to be recognized concurrently with the actual closures.
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Q1 U.S. Segment Results

	13 Weeks Ended
($ in millions)	27-Dec-09	28-Dec-08	Change
Revenues	$1,934.9	$1,913.6	1%
GAAP Operating Income	$334.5	$110.8	202%
GAAP Operating Margin	17.3%	5.8%	1,150	bps
Non-GAAP Operating Income	$342.4	$165.2	107%
Non-GAAP Operating Margin	17.7%	8.6%	910	bps
Comparable Store Sales Growth	4%	-10%
U.S. net revenues were $1.9 billion in Q1 FY10, a slight increase over Q1 FY09. The increase was due to a 4% increase in comparable store sales, comprised entirely of an increase in the average value per transaction, partially offset by the closure of 369 underperforming company-operated stores over the last 12 months.
U.S. non-GAAP operating income for Q1 FY10 was $342.4 million compared to $165.2 million for the same period a year ago. Non-GAAP operating margin expanded to 17.7% in Q1 FY10 compared to 8.6% in the corresponding period of fiscal 2009. The margin increase was primarily driven by both lower cost of sales including occupancy costs, and store operating expenses as a percentage of total U.S. net revenues. Lower cost of sales including occupancy costs were driven by lower product costs associated with a redesigned food program, in-store programs to reduce waste, and lower commodity costs. Lower store operating expenses resulted from initiatives focused on in-store labor efficiencies and the effect of company-operated store closures.
Q1 International Segment Results

	13 Weeks Ended
($ in millions)	27-Dec-09	28-Dec-08	Change
Revenues	$591.0	$495.7	19%
GAAP Operating Income	$43.5	$12.9	237%
GAAP Operating Margin	7.4%	2.6%	480	bps
Non-GAAP Operating Income	$53.9	$14.9	262%
Non-GAAP Operating Margin	9.1%	3.0%	610	bps
Comparable Store Sales Growth	4%	-3%
International net revenues were $591.0 million in Q1 FY10 compared to $495.7 million in Q1 FY09, with the increase mainly due to the impact of a weaker U.S. dollar relative primarily to the Canadian dollar, the effect of consolidating our previous joint venture operations in France, and to a 4% increase in comparable store sales. The increase in comparable store sales consisted entirely of a 4% increase in the number of transactions.
International non-GAAP operating income increased to $53.9 million in Q1 FY10 compared to $14.9 million for the same period a year ago, with the related non-GAAP operating margin expanding 610 basis points to 9.1% from 3.0% in Q1 FY09. The margin increase was driven in part by lower cost of sales including occupancy costs as a percentage of total International net revenues, related to programs implemented to reduce product waste, a mix shift to higher-margin items, and increased sales leverage on
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occupancy costs. Also contributing to the margin expansion were lower store operating expenses as a percentage of total International net revenues, attributable to lower store impairments in the current-year period, and to improved sales leverage.
Q1 Global Consumer Products Group Segment Results

$ in millions	27-Dec-09	28-Dec-08	Change
Revenues	$196.8	$205.9	-4%
GAAP Operating Income	$67.2	$74.7	-10%
GAAP Operating Margin	34.1%	36.3%	-220	bps
Net revenues were $196.8 million in Q1 FY10 compared to $205.9 million in Q1 FY09. This decrease was due to lower licensing revenues in the packaged coffee business, and lower foodservice revenues driven by ongoing softness in the hospitality industry.
Operating income for the CPG segment was $67.2 million in Q1 FY10. Operating margin decreased to 34.1% of net revenues, with the decline due primarily to lower royalties from the packaged coffee and International ready-to-drink businesses.
Fiscal 2010 Targets
Starbucks has updated its fiscal 2010 financial and operational targets as follows:
▪	The company is now targeting mid-single digit revenue growth, driven by modestly-positive comparable store sales growth, a 53rd fiscal week, and approximately 300 planned net new stores.

▪	Starbucks continues to target approximately 100 net new stores in the U.S. and approximately 200 net new stores in International markets. Both the U.S. and International net new additions are expected to be primarily licensed stores.

▪	Driven by the strong performance in the first quarter, the company’s outlook on the U.S. operating margin has further improved. Starbucks is now targeting full-year operating margin improvements (excluding restructuring charges) for the U.S. segment of approximately 400 basis points. The outlook for the International segment operating margin improvement (excluding restructuring charges) remains at 200 to 250 basis points. The CPG segment margin is expected to be approximately 35% for fiscal 2010. The cumulative result of these expected margins is that consolidated non-GAAP operating margin will be in the range of 11% to 12%.

▪	The company now expects non-GAAP EPS in the range of $1.05 to $1.08, excluding approximately $0.03 of expected restructuring charges and including approximately $0.03 of additional EPS from the extra week in the fiscal fourth quarter, as fiscal 2010 is a 53-week year for Starbucks.

▪	Capital expenditures are expected to be approximately $500 million for the full year.

▪	Starbucks now expects cash flow from operations to be approximately $1.5 billion, and free cash flow of approximately $1 billion.
Conference Call
Starbucks will be holding a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, chairman, president and ceo, and Troy Alstead, executive vice president and cfo. The call will be broadcast live over the Internet and can be accessed at the company’s web site address of http://investor.starbucks.com. A replay of the call will be available via telephone through 9:00 p.m. Pacific Time on Friday, January 22, 2010, by calling 1-800-642-1687, reservation number
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2786791. A replay of the call will also be available via the Investor Relations page on Starbucks.com through approximately 5:00 p.m. Pacific Time on Friday, February 19, 2010, at the following URL: http://investor.starbucks.com.
The company’s consolidated statements of earnings, operating segment results, and other additional information have been provided on the following pages in accordance with current year classifications. This information should be reviewed in conjunction with this press release. Please refer to the company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2009 for additional information.
About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting the highest quality arabica coffee in the world. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at www.starbucks.com.
Forward-Looking Statements
This release contains forward-looking statements relating to certain company initiatives and plans, as well as trends in or expectations regarding, earnings per share, revenues, operating margins, comparable store sales, store openings and closings, cost savings, restructuring charges, tax rates, cash flow from operations, capital expenditures and free cash flow. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, coffee, dairy and other raw material prices and availability, successful execution of the company’s initiatives, fluctuations in U.S. and international economies and currencies, the impact of competition, the effect of legal proceedings, and other risks detailed in the company filing with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended September 27, 2009. The company assumes no obligation to update any of these forward-looking statements.
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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)

	13 Weeks Ended			13 Weeks Ended
	Dec 27,	Dec 28,	%	Dec 27,	Dec 28,
	2009	2008	Change	2009	2008
	(in millions, except per share data)
				As a % of total net revenues
Net revenues:
Company-operated retail	$2,292.9	$2,176.2	5.4%	84.2%	83.2%
Specialty:
Licensing	326.1	334.3	(2.5)	12.0	12.8
Foodservice and other	103.7	104.7	(1.0)	3.8	4.0

Total specialty	429.8	439.0	(2.1)	15.8	16.8

Total net revenues	2,722.7	2,615.2	4.1	100.0	100.0

Cost of sales including occupancy costs	1,145.7	1,196.8	(4.3)	42.1	45.8
Store operating expenses	896.1	936.6	(4.3)	32.9	35.8
Other operating expenses	71.9	72.6	(1.0)	2.6	2.8
Depreciation and amortization expenses	130.6	134.3	(2.8)	4.8	5.1
General and administrative expenses	136.9	105.2	30.1	5.0	4.0
Restructuring charges	18.3	75.5	(75.8)	0.7	2.9

Total operating expenses	2,399.5	2,521.0	(4.8)	88.1	96.4

Income from equity investees	29.4	23.5	25.1	1.1	0.9

Operating income	352.6	117.7	199.6	13.0	4.5

Interest income and other, net	25.1	(6.0)	nm	0.9	(0.2)
Interest expense	(8.2)	(13.0)	36.9	(0.3)	(0.5)

Earnings before income taxes	369.5	98.7	274.4	13.6	3.8

Income taxes	126.0	34.0	270.6	4.6	1.3

Net earnings including noncontrolling interest	243.5	64.7	276.4	8.9	2.5
Net earnings attributable to noncontrolling interest	2.0	0.4	400.0	0.1	—

Net earnings attributable to Starbucks	$241.5	$64.3	275.6%	8.9%	2.5%

Net earnings per common share — diluted	$0.32	$0.09	255.6%

Weighted avg. shares outstanding — diluted	762.9	739.1

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				39.1%	43.0%
Other operating expenses as a percentage of specialty revenues				16.7%	16.5%
Effective tax rate including noncontrolling interest				34.1%	34.4%
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Segment Results
     The tables below present reportable segment results net of intersegment eliminations (in millions):

United States	Dec 27,	Dec 28,	%	Dec 27,	Dec 28,
	2009	2008	Change	2009	2008
				As a % of US total net revenues
13 Weeks Ended
Net revenues:
Company-operated retail	$1,788.3	$1,761.8	1.5%	92.4%	92.1%
Specialty:
Licensing	145.0	150.9	(3.9)	7.5	7.9
Other	1.6	0.9	77.8	0.1	0.0

Total specialty	146.6	151.8	(3.4)	7.6	7.9

Total net revenues	1,934.9	1,913.6	1.1	100.0	100.0

Cost of sales including occupancy costs	756.0	839.0	(9.9)	39.1	43.8
Store operating expenses	707.3	766.4	(7.7)	36.6	40.1
Other operating expenses	16.8	23.5	(28.5)	0.9	1.2
Depreciation and amortization expenses	89.7	95.9	(6.5)	4.6	5.0
General and administrative expenses	22.7	24.1	(5.8)	1.2	1.3
Restructuring charges	7.9	54.4	(85.5)	0.4	2.8

Total operating expenses	1,600.4	1,803.3	(11.3)	82.7	94.2

Income from equity investees	—	0.5	nm	—	—

Operating income	$334.5	$110.8	201.9%	17.3%	5.8%

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				39.6%	43.5%
Other operating expenses as a percentage of specialty revenues				11.5%	15.5%

International	Dec 27,	Dec 28,	%	Dec 27,	Dec 28,
	2009	2008	Change	2009	2008
				As a % of International
				total net revenues
13 Weeks Ended
Net revenues:
Company-operated retail	$504.6	$414.4	21.8%	85.4%	83.6%
Specialty:
Licensing	71.6	69.1	3.6	12.1	13.9
Foodservice and other	14.8	12.2	21.3	2.5	2.5

Total specialty	86.4	81.3	6.3	14.6	16.4

Total net revenues	591.0	495.7	19.2	100.0	100.0

Cost of sales including occupancy costs	281.1	251.4	11.8	47.6	50.7
Store operating expenses	188.8	170.2	10.9	31.9	34.3
Other operating expenses	25.5	17.3	47.4	4.3	3.5
Depreciation and amortization expenses	28.2	25.4	11.0	4.8	5.1
General and administrative expenses	30.5	28.4	7.4	5.2	5.7
Restructuring charges	10.4	2.0	420.0	1.8	0.4

Total operating expenses	564.5	494.7	14.1	95.5	99.8

Income from equity investees	17.0	11.9	42.9	2.9	2.4

Operating income	$43.5	$12.9	237.2%	7.4%	2.6%

Supplemental Ratios:
Store operating expenses as a percentage of Company-operated retail revenues				37.4%	41.1%
Other operating expenses as a percentage of specialty revenues				29.5%	21.3%
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	Dec 27,	Dec 28,	%	Dec 27,	Dec 28,
Global CPG	2009	2008	Change	2009	2008
				As a % of CPG
				total net revenues
13 Weeks Ended

Licensing revenues	$109.5	$114.3	(4.2)%	55.6%	55.5%
Foodservice revenues	87.3	91.6	(4.7)	44.4	44.5

Total specialty revenues	196.8	205.9	(4.4)	100.0	100.0

Cost of sales	108.6	106.4	2.1	55.2	51.7
Other operating expenses	29.6	31.8	(6.9)	15.0	15.4
Depreciation and amortization expenses	1.2	1.5	(20.0)	0.6	0.7
General and administrative expenses	2.6	2.6	—	1.3	1.3

Total operating expenses	142.0	142.3	(0.2)	72.2	69.1

Income from equity investees	12.4	11.1	11.7	6.3	5.4

Operating income	$67.2	$74.7	(10.0)%	34.1%	36.3%

	Dec 27,	Dec 28,	%	Dec 27,	Dec 28,
Unallocated Corporate	2009	2008	Change	2009	2008
				As a % of total net revenues

13 Weeks Ended
Depreciation and amortization expenses	$11.5	$11.5	—%	0.4%	0.4%
General and administrative expenses	81.1	50.1	61.9	3.0	1.9
Restructuring charges	—	19.1	nm	—	0.7

Operating loss	$(92.6)	$(80.7)	14.7%	(3.4)%	(3.1)%

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Fiscal First Quarter 2010 Store Data
The company’s store data for the periods presented are as follows:

	Net stores opened/(closed)
	during the period
	13 Weeks Ended		Stores open as of
	Dec 27,	Dec 28,	Dec 27,	Dec 28,
	2009	2008	2009	2008

United States:
Company-operated Stores	5	(100)	6,769	7,138
Licensed Stores	48	70	4,412	4,399

	53	(30)	11,181	11,537

International:
Company-operated Stores (1)	(37)	71	2,081	2,096
Licensed Stores (1)	55	154	3,444	3,242

	18	225	5,525	5,338

Total	71	195	16,706	16,875

(1)	International store data has been adjusted for the acquisition of retail store locations in France from the former joint venture partner Sigla S.A. (Grupo Vips) of Spain, by reclassifying historical information from Licensed Stores to Company-operated Stores.
Non-GAAP Disclosure
In addition to the GAAP results provided in this release, the company provides non-GAAP operating income, non-GAAP operating margin, non-GAAP net earnings, non-GAAP earnings per share (non-GAAP EPS), as well as free cash flow. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating income, non-GAAP operating margin, non-GAAP net earnings, and non-GAAP earnings per share (non-GAAP EPS) are operating income, operating margin, net earnings, and diluted net earnings per share, respectively. The GAAP measure most directly comparable to free cash flow is cash flow from operations (or net cash provided by operating activities).
The non-GAAP financial measures provided in this release, other than free cash flow, exclude restructuring charges, primarily related to company-operated store closures and, with respect to non-GAAP financial measures for fiscal 2009, the impacts of workforce reductions. Free cash flow is defined as cash flow from operations less capital expenditures (or net additions to property, plant and equipment). The company’s management believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the company’s historical and prospective operating performance. More specifically, for historical non-GAAP financial measures other than free cash flow, management excludes each of those items mentioned above because it believes that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company’s past operating performance.
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.
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STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES
(unaudited)
(in millions, except per share data)

	13 Weeks Ended
	Dec 27,	Dec 28,
	2009	2008

Consolidated
Operating income, as reported (GAAP)	$352.6	$117.7
Restructuring charges	18.3	75.5

Non-GAAP operating income	$370.9	$193.2

Operating margin, as reported (GAAP)	13.0%	4.5%
Restructuring charges	0.7	2.9

Non-GAAP operating margin	13.6%	7.4%

Net earnings attributable to Starbucks, as reported (GAAP)	$241.5	$64.3
Restructuring charges, net of tax	12.8	48.8

Non-GAAP net earnings attributable to Starbucks	$254.3	$113.1

Diluted EPS, as reported (GAAP)	$0.32	$0.09
Restructuring charges, net of tax	0.01	0.06

Non-GAAP diluted EPS	$0.33	$0.15

Projected FY 2010 Earnings Per Share
EPS (GAAP)	$1.02 - 1.05
Restructuring charges	0.03

Non-GAAP EPS	$1.05 - 1.08

United States
Operating income, as reported (GAAP)	$334.5	$110.8
Restructuring charges	7.9	54.4

Non-GAAP operating income	$342.4	$165.2

Operating margin, as reported (GAAP)	17.3%	5.8%
Restructuring charges	0.4	2.8

Non-GAAP operating margin	17.7%	8.6%

International
Operating income, as reported (GAAP)	$43.5	$12.9
Restructuring charges	10.4	2.0

Non-GAAP operating income	$53.9	$14.9

Operating margin, as reported (GAAP)	7.4%	2.6%
Restructuring charges	1.8	0.4

Non-GAAP operating margin	9.1%	3.0%

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